NEWALLIANCE BANCSHARES, INC.

POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Merrill B. Blanksteen, Mark Doyle or Jay Kiernan, individually or collectively my true attorneys with full power to sign for me and in my name, in the capacities indicated below with respect to NewAlliance Bancshares, Inc., Forms 3, 4 and 5, and such other Forms or materials that are or may be promulgated by the Securities and Exchange Commision in connection with compliance with Section 16(a) of the Securities Exchange Act of 1934 and Rule 16a-3 under such Act, and generally to do all such things in my name and behalf in such capacities, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming my signature as it may be signed by my said attorneys, or either of them, to said Forms and any all amendments thereto.

Signature	/s/ Merrill B. Blanksteen

Print Name:	Merrill B. Blanksteen

NewAlliance Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date:	March 30, 2004